UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 20, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, Pinnacle Airlines Corp. (the “Company”) entered into amendments to the Management Compensation Agreements with Messrs. Sean E. Menke and John Spanjers.  Mr. Menke's agreement as Chief Executive Officer of the Company was revised principally to reflect additional responsibilities relating to the Company’s previously announced restructuring initiatives and the impending departure of the Company’s Chief Financial Officer, increase his base salary (while leaving unchanged his base salary for annual bonus calculation purposes), and eliminate his entitlement to any Long-Term Incentive Plan cash awards based upon 2012 results.  Mr. Spanjers's agreement was revised to reflect additional responsibilities relating to the Company’s restructuring initiatives and the impending departure of the Company’s Chief Financial Officer, change his title from “Vice President and Chief Operating Officer” to “Executive Vice President and Chief Operating Officer,” and increase his base salary.

The foregoing summary of the terms of the Agreements is qualified in its entirety by reference to the full text of these amendments, which are filed as Exhibit 10.100 and Exhibit 10.101, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

Exhibit Number	Description

10.100	Amendment to Menke Management Compensation Agreement, dated March 20, 2012
10.101	Amendment to Spanjers Management Compensation Agreement, dated March 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
March 20, 2012

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